EXHIBIT 23.12

CONSENT OF DAVID SCHONFELDT

The undersigned hereby consents to the reference to their name where used or incorporated by reference in the Registration Statement on Form S-8 of Equinox Gold Corp.

/s/ David Schonfeldt
By: David Schonfeldt, P. Geo.

Dated: August 6, 2026